Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland — SVP, Finance and Investor Relations
952-806-1707
Andy Larew — Director, Finance-Investor Relations
952-806-1425

For Immediate Release

REGIS REPORTS SECOND QUARTER 2012 RESULTS

-2Q12 GAAP net loss of $57.4 million; GAAP diluted loss per share of $1.01-

-2Q12 operational diluted earnings per share of $0.32 up 24.8% from $0.25 in 2Q11-

MINNEAPOLIS, January 26, 2012 — Regis Corporation (NYSE:RGS), the global leader in the $160 billion haircare industry, today reported a second quarter net loss of $1.01 per share.  These results include non-operational after-tax items of $77.0 million primarily related to the non-cash write-down of goodwill in its Hair Restoration Centers segment.  Absent non-operational items, second quarter operational earnings increased to $0.32 per diluted share.

Randy L. Pearce, President, commented, “Our second quarter operational earnings of $0.32 per share were the result of Regis’ commitment to improving financial performance while continuing to develop and implement our strategy to drive new traffic and increase customer retention rates by enhancing the salon experience.

Our entire organization is focused on improving the salon experience and we are confident that our long-term plan will deliver improved financial results.  However, the sales environment remains challenging and it will take time for our strategies to have a material impact on our top-line performance.  As a result, we now believe that fiscal 2012 same-store sales will be in the range of negative 3.5% to negative 2.5%.  At these lower same-store sales levels, our operational EBITDA should be in a range of $210 million to $220 million.  We expect benefits from our previously announced cost saving initiatives to offset a significant portion of the impact from the decline in sales expectations.  We continue to work hard to ensure Regis grows profitably and operates efficiently in order to enhance shareholder value.”

FISCAL 2012 SECOND QUARTER FINANCIAL HIGHLIGHTS

Consolidated Highlights

•                  Sales of $563.3 million, down 1.9% from $574.4 million in the second quarter of fiscal 2011.

•                  Same-store sales declined 3.0% versus a decline of 1.3% in the second quarter of fiscal 2011.

•                  Same-store customer counts for our salon businesses declined 2.4% in the second quarter of fiscal 2012.

•                  Gross margin increased 30 basis points to 44.8% of sales from 44.5% in the second quarter of fiscal 2011.

•                  Operational operating margins increased 20 basis points to 4.4% of sales from 4.2% in the second quarter of fiscal 2011. Operational net income of $19.6 million increased 28.4%, from $15.3 million in the second quarter of fiscal 2011.

•                  Operational diluted earnings per share of $0.32 increased 24.8%, from $0.25 in the second quarter of fiscal 2011

•                  Operational EBITDA of $51.9 million decreased 2.0%, from $52.9 million in the second quarter of fiscal 2011.

•                  Net store base increased by 33 over the same period a year ago for a total store count of 12,777. This increase is primarily driven by growth in the number of franchise and affiliate locations.

•                  The reported income tax rate was 5.2%, which includes the impact of the non-operational charges.  The operational income tax rate was 25.8%.

•                  As of December 31, 2011 the cash balance was $83.1 million, a decrease of $13.2 million since June 30, 2011.

•                  Debt on the balance sheet was $292.9 million, a decrease of $20.5 million since June 30, 2011.

Segment Results:

North America Salons

Revenues: Second quarter 2012 revenues were $492.1 million, a decrease of 1.9% from the fiscal 2011 second quarter. Service revenues were $379.7 million, a decrease of 2.3% compared to the same period a year ago.  Same-store service sales for the quarter declined 3.2%. Same-store service customer counts declined 2.1% and average ticket declined 1.1%.   Retail product revenues were $103.2 million, a decrease of 0.6%.  Retail product same-store sales declined 1.5%.

Service Margins: Service margin rate for the second quarter of fiscal 2012 was 42.4%, an improvement of 80 basis points over the second quarter of fiscal 2011.  The improvement in service margin was driven largely by reduced service commissions.  Labor costs improved due to increased hourly productivity in our salons, as well as the recently implemented leveraged pay plans for new salon employees.

Retail Product Margins: Product margin rate for the second quarter of fiscal 2012 was 49.8%, a decline of 50 basis points compared to the second quarter of fiscal 2011. Product margins were impacted by a shift in sales mix during the holiday season to slightly lower margin nail care and salon accessories.

Site Operating Expense: Site operating expense for the second quarter of 2012 was 30 basis points, or $2.3 million lower than the second quarter of 2011, coming in at $44.5 million or 9.0% of revenue.  Several cost savings initiatives account for a large portion of this improvement, including reduced insurance and workers’ compensation costs.   We experienced lower salon claims this year and as a result, we recorded a favorable actuarial adjustment to our insurance reserves.

General and Administrative Expense: General and administrative expense for the second quarter of 2012 was 70 basis points, or $3.9 million lower than the second quarter of 2011, coming in at $28.6 million or 5.8% of North American revenue.   A large portion of the decline in expense relates to the implementation of new portable technology for our field staff, which contributed to a decrease in travel.  Additionally, last year’s expenses were higher than normal due to a national salon manager meeting in our Regis Salon Division which was not conducted this year.

Rent Expense: Rent expense was $73.7 million, or 15.0% of North American revenue.  The increase of 40 basis points over the same period a year ago was primarily the result of deleveraging due to negative same-store sales.

Depreciation and Amortization Expense: Depreciation and amortization was $17.7 million, or 3.6% of North American revenues; which included non-operational charges of $0.8 million related to the accelerated depreciation on our point-of-sale system.  Operational depreciation and amortization was $16.9 million, or 3.4% of North American revenues, a decrease of 10 basis points over the second quarter of fiscal 2011.

Operating Margins: Second quarter 2012 GAAP operating margins were 11.7% of North American revenues.  Excluding non-operational items, operational operating margins were 11.8% of North American revenues, an increase of 120 basis points over the second quarter of fiscal 2011.

International Salons

Revenues: Second quarter 2012 revenues were $34.1 million, a decrease of 8.1% from the fiscal 2011 second quarter. Service revenues were $24.3 million, a decrease of 5.1% compared to the same period a year ago.  Same-store service sales for the quarter declined 6.7%.  Retail product revenues were $9.7 million, a decrease of 14.9%.  Retail product same-store sales declined 16.1%.

Service Margins: Service margin rate for the second quarter of fiscal 2012 was 46.1%, a decline of 200 basis points over the second quarter of fiscal 2011.  The decline in service margin was primarily driven by lower salon productivity due to reduced sales levels.

Retail Product Margins: Product margin rate for the second quarter of fiscal 2012 was 46.0%, an increase of 80 basis points compared to the fiscal 2011 second quarter. The increase in product margins was the result of a shift in the mix of product sales away from lower margin salon appliances.

Rent Expense: Rent expense was $9.1 million, or 26.6% of International revenue.  The increase of 260 basis points over the same period a year ago was primarily the result of deleveraging due to negative same-store sales.

Operating Margins: Second quarter 2012 GAAP operating margins were $0.2 million, or 0.6% of International revenues; which includes non-operational depreciation expense of $0.1 million related to the accelerated depreciation on our point-of-sale system.  Operational operating margins were $0.3 million, or 0.9% of International revenues, a decrease of 340 basis points compared to the second quarter of fiscal 2011.

Hair Restoration Centers

Revenues: Second quarter 2012 revenues were $37.1 million, an increase of 3.6% from the second quarter of fiscal year 2011.  Same-store sales for the quarter increased 1.7%.

Gross Margins: Gross margin rate for the second quarter of fiscal 2012 was 53.2%, a decline of 230 basis points over the second quarter of fiscal 2011.  The decline in gross margin was primarily driven by labor costs in acquired and new stores, as well as increased hair system costs due to wage pressure in China.

Operating Margins: Second quarter 2012 GAAP operating margins were a loss of $73.6 million, or -198.0% of Hair Club revenues, which includes non-operational expense related to the write-down of goodwill of $78.4 million.  Operational operating margins were $4.9 million, or 13.1% of Hair Club revenues, a decrease of 120 basis points compared to the second quarter of fiscal 2011.

Corporate

General and Administrative Expense: Corporate general and administrative expense for the second quarter of 2012 was $35.5 million, or 6.3% of consolidated revenues, which includes non-operational charges of $1.8 million.  Operational general and administrative expense for the second quarter of 2012 was $33.7 million or 6.0% of consolidated revenue, an increase of 70 basis points over the second quarter of 2011.  Contributing to the planned increase in this expense category were higher professional fees,  largely due to the timing of costs incurred for tax, legal and other corporate initiatives.   We continue to expect general and administrative expenses to be lower in the second half of the fiscal year than that incurred in the first six months.

Income Taxes

During the three months ended December 31, 2011, the Company recognized a tax benefit of $3.5 million with a corresponding effective tax rate of 5.2% utilizing the year-to-date method rather than utilizing its historical method of calculating an estimated annual effective tax rate.  The Company’s operational tax rate of 25.8% came in better than expected due to larger than planned job tax credits and the release of state income tax reserves.

Equity in Income of Affiliates

Income from equity method investments and affiliated companies was $5.3 million in the second quarter of 2012, an increase of $2.2 million over the second quarter of 2011.  The majority of the improvement in this category relates to the increase in Regis’ ownership percentage in Provalliance.  In March 2011, Regis acquired an additional 17% percent of Provalliance and now owns 47% of the joint venture.

Updated Fiscal 2012 Outlook

•                  The Company expects fiscal 2012 same-store sales to be in the range of negative 3.5% to to negative 2.5%.

•                  At these same-store levels, EBITDA is expected to be in a range of $210 million to $220 million and operational earnings are forecasted to be in a range of $1.11 to $1.21 per share.

•                  Regis plans to spend approximately $100 million for salon and corporate capital expenditures and up to $15 million for acquisitions.

•                  The Company expects to generate free cash flow of approximately $70 million to $80 million.

•                  As previously announced, the Company has identified a new third party point-of-sale software alternative, which it is now planning to implement in all of its company-owned salons over the next year.  The new point-of-sale system will replace the current point-of-sale system and enable the Company to accelerate its strategies and initiatives.  As a result, the Company expects to incur in the remainder of fiscal 2012 pre-tax, non-operational expense of approximately $2 million related to the acceleration of depreciation on the current point-of-sale system.

Second Quarter Non-Operational Items

Second quarter non-operational items, which netted to $77.0 million on an after-tax basis, consisted of the following items:

•                  As previously disclosed, the Company is reviewing alternatives for non-core assets and has retained an independent financial advisor.  In connection with this review, the Company updated the Hair Restoration Centers projections used in the fiscal 2011 annual impairment test to reflect the impact of more recent industry developments including a slow down in revenue growth and increasing supply costs.  As a result, the Company recorded a non-cash, after-tax goodwill impairment of $72.6 million.

•                  Accelerated depreciation expense of $4.0 million after-tax related the replacement of the current point-of-sale system with a new third party point-of-sale software system.

•                  $0.7 million of after-tax advisory fees and other costs related to the recent proxy contest.

•                  Senior management restructuring costs of $0.4 million after-tax.

•                  Legal settlement resulting in income of $0.7 million, after-tax.

A complete reconciliation of reported earnings to operational earnings is included in today’s press release and is available on the Company’s website at www.regiscorp.com.

Regis Corporation will host a conference call discussing second quarter results today, January 26, 2012 at 10 a.m., Central time. Interested parties are invited to listen by logging on to

www.regiscorp.com or dialing 877-941-0843. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4504728#.

As of December 31, 2011 Regis Corporation owned, franchised, or held ownership interest in 12,777 worldwide locations.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of December 31, 2011, the Company owned, franchised or held ownership interests in approximately 12,800 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include, competition within the personal hair care industry, which remains strong, both domestically and internationally, price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

as of December 31, 2011 and June 30, 2011

(In thousands, except per share data)

	December 31, 2011	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$83,099	$96,263
Receivables, net	31,944	27,149
Inventories	170,551	150,804
Deferred income taxes	15,082	17,887
Income tax receivable	17,322	22,341
Other current assets	29,681	32,118
Total current assets	347,679	346,562

Property and equipment, net	327,381	347,811
Goodwill	604,097	680,512
Other intangibles, net	106,411	111,328
Investment in and loans to affiliates	251,573	261,140
Other assets	59,820	58,400

Total assets	$1,696,961	$1,805,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$28,999	$32,252
Accounts payable	52,541	55,107
Accrued expenses	175,105	167,321
Total current liabilities	256,645	254,680

Long-term debt and capital lease obligations	263,882	281,159
Other noncurrent liabilities	216,077	237,295

Total liabilities	736,604	773,134

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 57,650,228 and 57,710,811 common shares at December 31, 2011 and June 30, 2011, respectively	2,883	2,886
Additional paid-in capital	345,827	341,190
Accumulated other comprehensive income	55,661	77,946
Retained earnings	555,986	610,597

Total shareholders’ equity	960,357	1,032,619

Total liabilities and shareholders’ equity	$1,696,961	$1,805,753

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REGIS CORPORATION (NYSE: RGS)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Service	$421,299	$430,939	$852,999	$870,468
Product	132,208	133,824	259,125	262,429
Royalties and fees	9,771	9,609	19,903	19,720
	563,278	574,372	1,132,027	1,152,617
Operating expenses:
Cost of service	242,341	249,705	488,352	499,206
Cost of product	63,469	63,926	123,448	125,001
Site operating expenses	48,425	50,597	100,880	99,606
General and administrative	75,066	75,848	153,745	149,922
Rent	85,473	85,235	169,920	170,343
Depreciation and amortization	31,695	26,197	65,801	52,241
Goodwill impairment	78,426	—	78,426	—
Total operating expenses	624,895	551,508	1,180,572	1,096,319

Operating (loss) income	(61,617)	22,864	(48,545)	56,298

Other income (expense):
Interest expense	(7,203)	(8,738)	(14,563)	(17,661)
Interest income and other, net	2,659	2,604	3,975	3,381
(Loss) income before income taxes and equity in income of affiliated companies	(66,161)	16,730	(59,133)	42,018
Income taxes	3,453	(5,345)	730	(14,992)
Equity in income of affiliated companies, net of income taxes	5,281	3,120	9,313	5,799

Net (loss) income	$(57,427)	$14,505	$(49,090)	$32,825

Net (loss) income per share:
Basic	$(1.01)	$0.26	$(0.86)	$0.58
Diluted	$(1.01)	$0.24	$(0.86)	$0.54

Weighted average common and common equivalent shares outstanding:
Basic	56,857	56,684	56,853	56,657
Diluted	56,857	68,136	56,853	68,053

Cash dividends declared per common share	$0.06	$0.04	$0.12	$0.08

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REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA (Unaudited)
(In thousands)

	Six Months Ended December 31,
	2011	2010

Net cash provided by operating activities	$61,947	$102,833
Net cash used in investing activities	(42,877)	(38,750)
Net cash used in financing activities	(28,942)	(46,433)
Effect of exchange rate changes on cash and cash equivalents	(3,292)	4,769
(Decrease) increase in cash and cash equivalents	(13,164)	22,419
Cash and cash equivalents:
Beginning of year	96,263	151,871
End of year	$83,099	$174,290

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REGIS CORPORATION (NYSE: RGS)

Salon and Hair Restoration Center Counts and Revenues

	December 31, 2011	June 30, 2011
SYSTEM-WIDE LOCATIONS:

Company-owned salons	7,851	7,883
Franchise salons	2,007	1,936
Company-owned hair restoration centers	68	67
Franchise hair restoration centers	29	29
Ownership interest locations	2,822	2,786
Total, system-wide	12,777	12,701

SALON LOCATION SUMMARY

	December 31, 2011	June 30, 2011
NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,023	1,049
Salons constructed	4	12
Acquired	—	9
Less relocations	(4)	(10)
Salon openings	—	11
Conversions	—	(1)
Salons closed	(21)	(36)
Total, Regis Salons	1,002	1,023

MASTERCUTS
Open at beginning of period	588	600
Salons constructed	6	6
Acquired	—	—
Less relocations	(4)	(5)
Salon openings	2	1
Conversions	—	1
Salons closed	(3)	(14)
Total, MasterCuts Salons	587	588

SMARTSTYLE/COST CUTTERS IN WALMART
Company-owned salons:
Open at beginning of period	2,393	2,374
Salons constructed	32	65
Acquired	—	—
Franchise buybacks	—	—
Less relocations	(1)	(1)
Salon openings	31	64
Conversions	—	—
Salons closed	(1)	(45)
Total company-owned salons	2,423	2,393

Franchise salons:
Open at beginning of period	120	119
Salons constructed	2	3
Acquired	—	—
Less relocations	—	—
Salon openings	2	3
Conversions	—	—
Franchise buybacks	—	—
Salons closed	—	(2)
Total franchise salons	122	120

Total, SmartStyle/Cost Cutters Salons in Walmart	2,545	2,513

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	December 31, 2011	June 30, 2011
SUPERCUTS
Company-owned salons:
Open at beginning of period	1,158	1,100
Salons constructed	26	24
Acquired	1	—
Franchise buybacks	2	73
Less relocations	(5)	(3)
Salon openings	24	94
Conversions	56	13
Salons closed	(26)	(49)
Total company-owned salons	1,212	1,158

Franchise salons:
Open at beginning of period	987	1,034
Salons constructed	37	43
Acquired	—	—
Less relocations	(1)	(7)
Salon openings	36	36
Conversions	5	10
Franchise buybacks	(2)	(73)
Salons closed	(3)	(20)
Total franchise salons	1,023	987

Total, Supercuts Salons	2,235	2,145

PROMENADE
Company-owned salons:
Open at beginning of period	2,321	2,382
Salons constructed	20	26
Acquired	—	18
Franchise buybacks	6	5
Less relocations	(7)	(10)
Salon openings	19	39
Conversions	(56)	(14)
Salons sold to franchisees	(5)	—
Salons closed	(57)	(86)
Total company-owned salons	2,222	2,321

Franchise salons:
Open at beginning of period	829	867
Salons constructed	19	21
Acquired (2)	31	—
Salons purchased from the Company	5	—
Less relocations	(2)	(7)
Salon openings	53	14
Conversions	(5)	(9)
Franchise buybacks	(6)	(5)
Salons closed	(9)	(38)
Total franchise salons	862	829

Total, Promenade Salons	3,084	3,150

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	December 31, 2011	June 30, 2011
INTERNATIONAL SALONS (1):
Company-owned salons:
Open at beginning of period	400	404
Salons constructed	12	13
Acquired	—	—
Franchise buybacks	—	—
Less relocations	(1)	(2)
Salon openings	11	11
Conversions	—	—
Salons closed	(6)	(15)
Total company-owned salons	405	400

Total franchise salons	—	—

Total, International Salons	405	400

TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,883	7,909
Salons constructed	100	146
Acquired	1	27
Franchise buybacks	8	78
Less relocations	(22)	(31)
Salon openings	87	220
Conversions	—	(1)
Salons sold to franchisees	(5)	—
Salons closed	(114)	(245)
Total company-owned salons	7,851	7,883

Franchise salons:
Open at beginning of period	1,936	2,020
Salons constructed	58	67
Acquired (2)	31	—
Salons purchased from the Company	5	—
Less relocations	(3)	(14)
Salon openings	91	53
Conversions	—	1
Franchise buybacks	(8)	(78)
Salons sold	—	—
Salons closed	(12)	(60)
Total franchise salons	2,007	1,936

Total, Salons	9,858	9,819

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	67	62
Salons constructed	3	3
Acquired	—	—
Franchise buybacks	—	4
Less relocations	(2)	(1)
Salon openings	1	6
Conversions	—	—
Sites closed	—	(1)
Total company-owned hair restoration centers	68	67

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	December 31, 2011	June 30, 2011
Franchise hair restoration centers:
Open at beginning of period	29	33
Salons constructed	—	—
Acquired	—	—
Less relocations	—	—
Salon openings	—	—
Franchise buybacks	—	(4)
Sites closed	—	—
Total franchise hair restoration centers	29	29

Total, Hair Restoration Centers	97	96

Ownership interest locations	2,822	2,786

Grand Total, System-wide	12,777	12,701

(1) Canadian and Puerto Rican salons are included in the Regis, MasterCuts, SmartStyle, Supercuts, and Promenade salon totals and not included in the International salon totals.

(2) Represents the acquisition of a franchise network.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2011	2010	2011	2010
North American salons:
Regis	$104,629	$108,928	$209,496	$216,433
MasterCuts	40,293	41,295	80,751	83,335
SmartStyle	125,980	129,671	254,464	262,224
Supercuts	85,031	78,310	168,634	157,633
Promenade	136,136	143,245	276,581	288,757
Total North American salons	492,069	501,449	989,926	1,008,382

International salons	34,069	37,077	67,558	72,135
Hair restoration centers	37,140	35,846	74,543	72,100
Consolidated revenues	$563,278	$574,372	$1,132,027	$1,152,617

Percentage change from prior year	(1.9)%	(0.2)%	(1.8)%	(2.4)%

Same-store sales decrease (1)	(3.0)%	(1.3)%	(3.1)%	(1.4)%

(1)          Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations which were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one mile radius are included in same-store sales as they are considered to have been open in the prior period. International same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in revenues attributable to its organic growth (new locations construction and same-store sales growth) versus growth from acquisitions.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon and hair restoration businesses is shown in the following tables.

	For the Three Months Ended December 31, 2011
			Hair
	Salons		Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$379,694	$24,331	$17,274	$—	$421,299
Product	103,162	9,738	19,308	—	132,208
Royalties and fees	9,213	—	558	—	9,771
	492,069	34,069	37,140	—	563,278
Operating expenses:
Cost of service	218,547	13,122	10,672	—	242,341
Cost of product	51,753	5,254	6,462	—	63,469
Site operating expenses	44,466	2,359	1,600	—	48,425
General and administrative	28,584	2,956	8,060	35,466	75,066
Rent	73,686	9,060	2,224	503	85,473
Depreciation and amortization	17,692	1,112	3,249	9,642	31,695
Goodwill impairment	—	—	78,426	—	78,426
Total operating expenses	434,728	33,863	110,693	45,611	624,895

Operating income (loss)	57,341	206	(73,553)	(45,611)	(61,617)

Other income (expense):
Interest expense	—	—	—	(7,203)	(7,203)
Interest income and other, net	—	—	—	2,659	2,659
Income (loss) before income taxes and equity in income of affiliated companies	$57,341	$206	$(73,553)	$(50,155)	$(66,161)

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	For the Three Months Ended December 31, 2010
			Hair
	Salons		Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$388,656	$25,634	$16,649	$—	$430,939
Product	103,775	11,443	18,606	—	133,824
Royalties and fees	9,018	—	591	—	9,609
	501,449	37,077	35,846	—	574,372
Operating expenses:
Cost of service	226,739	13,314	9,652	—	249,705
Cost of product	51,622	6,266	6,038	—	63,926
Site operating expenses	46,739	2,593	1,265	—	50,597
General and administrative	32,485	3,259	8,276	31,828	75,848
Rent	73,454	8,903	2,314	564	85,235
Depreciation and amortization	17,423	1,161	3,169	4,444	26,197
Total operating expenses	448,462	35,496	30,714	36,836	551,508

Operating income (loss)	52,987	1,581	5,132	(36,836)	22,864

Other income (expense):
Interest expense	—	—	—	(8,738)	(8,738)
Interest income and other, net	—	—	—	2,604	2,604
Income (loss) before income taxes and equity in income of affiliated companies	$52,987	$1,581	$5,132	$(42,970)	$16,730

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	For the Six Months Ended December 31, 2011
			Hair
	Salons		Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$769,858	$49,184	$33,957	$—	$852,999
Product	201,299	18,374	39,452	—	259,125
Royalties and fees	18,769	—	1,134	—	19,903
	989,926	67,558	74,543	—	1,132,027
Operating expenses:
Cost of service	441,826	25,812	20,714	—	488,352
Cost of product	100,197	9,833	13,418	—	123,448
Site operating expenses	92,762	5,034	3,084	—	100,880
General and administrative	58,290	5,881	17,333	72,241	153,745
Rent	146,901	17,824	4,495	700	169,920
Depreciation and amortization	35,662	2,418	6,558	21,163	65,801
Goodwill impairment	—	—	78,426	—	78,426
Total operating expenses	875,638	66,802	144,028	94,104	1,180,572

Operating income (loss)	114,288	756	(69,485)	(94,104)	(48,545)

Other income (expense):
Interest expense	—	—	—	(14,563)	(14,563)
Interest income and other, net	—	—	—	3,975	3,975
Income (loss) before income taxes and equity in income of affiliated companies	$114,288	$756	$(69,485)	$(104,692)	$(59,133)

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	For the Six Months Ended December 31, 2010
			Hair
	Salons		Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$785,977	$50,997	$33,494	$—	$870,468
Product	203,895	21,138	37,396	—	262,429
Royalties and fees	18,510	—	1,210	—	19,720
	1,008,382	72,135	72,100	—	1,152,617
Operating expenses:
Cost of service	454,036	26,042	19,128	—	499,206
Cost of product	101,355	11,511	12,135	—	125,001
Site operating expenses	93,068	4,783	1,755	—	99,606
General and administrative	62,363	6,211	16,855	64,493	149,922
Rent	147,072	17,573	4,578	1,120	170,343
Depreciation and amortization	34,655	2,248	6,312	9,026	52,241
Total operating expenses	892,549	68,368	60,763	74,639	1,096,319

Operating income (loss)	115,833	3,767	11,337	(74,639)	56,298

Other income (expense):
Interest expense	—	—	—	(17,661)	(17,661)
Interest income and other, net	—	—	—	3,381	3,381
Income (loss) before income taxes and equity in income of affiliated companies	$115,833	$3,767	$11,337	$(88,919)	$42,018

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income and net income per diluted share provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance business from the same perspective as management and Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance.  We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies.  These non-GAAP results should not be regarded as a substitute for the corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business.  Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three and six months ended December 31, 2011 and 2010:

The following information is provided to give qualitative and quantitative information related to items impacting comparability.  Items impacting comparability are not defined terms within U.S. GAAP.  Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.  We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance.

Senior management restructure — We have excluded expense associated with senior management restructuring from our non-GAAP results.  During the three and six months ended December 31, 2011, we incurred expense of $0.7 and $2.3 million, respectively, associated with senior management restructuring.

Proxy fees - We have excluded the advisory fees and other costs associated with the recent contested proxy from our non-GAAP results.  During the three and six months ended December 31, 2011, we incurred $1.1 and $2.2 million, respectively, of advisory fees and other costs associated with the recent contested proxy.

Strategic alternative costs - We have excluded the fees associated our exploration of strategic alternatives during our second quarter of fiscal year 2011 from our non-GAAP results.  During the three and six months ended December 31, 2010, we incurred $1.3 million, respectively, of expense related to the exploration of strategic alternatives.

Point-of-sale system accelerated depreciation — We have excluded the accelerated depreciation we recorded related to our point-of-sale system from our non-GAAP results. During the three and six months ended December 31, 2011, we recorded $6.3 and $15.0 million, respectively, in accelerated depreciation related to our point-of-sale system.

Goodwill impairment — We have excluded the goodwill impairment charge we recorded related to our Hair Restoration Centers reportable segment from our non-GAAP results.  The Company recorded a goodwill impairment charge of $78.4 million related to our Hair Restoration Centers’ reportable segment during the three and six months ended December 31, 2011.

Legal settlement — We have excluded income associated with a legal settlement from our non-GAAP results.  During the three and six months ended December 31, 2011 we recorded income of $1.1 million associated with a legal settlement.

Tax provision adjustments — The non-GAAP tax provision adjustments are due to the change in non-GAAP taxable income as compared to U.S. GAAP taxable income or loss, resulting from the non-GAAP reconciling items addressed herein.  The non-GAAP tax provision adjustments are made to reflect the year-to-date non-GAAP tax rate for each period.

Weighted average shares adjustments — The non-GAAP weighted average shares adjustments are due to the change in non-GAAP net income as compared to the U.S. GAAP net income or loss, resulting from the non-GAAP reconciling items addressed herein.  Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock and convertible share equivalents.

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REGIS CORPORATION
 Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 (In thousands, except per share data)

(unaudited)

Reconciliation of U.S. GAAP operating (loss) income and net (loss) income to equivalent non-GAAP measures

		Three Months Ended December 31,		Six Months Ended December 31,
	U.S. GAAP financial line item	2011	2010	2011	2010
U.S. GAAP revenue		$563,278	$574,372	$1,132,027	$1,152,617

U.S. GAAP operating (loss) income		$(61,617)	$22,864	$(48,545)	$56,298

Non-GAAP operating expense adjustments:
Senior management restructure	General and administrative	696	—	2,349	—
Proxy fees	General and administrative	1,096	—	2,225	—
Strategic alternative costs	General and administrative	—	1,253	—	1,253
Point-of-sale accelerated depreciation	Depreciation and amortization	6,338	—	15,037	—
Goodwill impairment	Goodwill impairment	78,426	—	78,426	—
Total non-GAAP operating expense adjustments		86,556	1,253	98,037	1,253
Non-GAAP operating income (5)		$24,939	$24,117	$49,492	$57,551

U.S. GAAP net (loss) income		$(57,427)	$14,505	$(49,090)	$32,825

Non-GAAP net (loss) income adjustments:
Non-GAAP operating expense adjustments		86,556	1,253	98,037	1,253
Legal settlement	Interest income and other, net	(1,098)	—	(1,098)	—
Tax provision adjustments (1)	Income taxes	(8,422)	(481)	(12,654)	(481)
Total non-GAAP net income adjustments		77,036	772	84,285	772
Non-GAAP net income		$19,609	$15,277	$35,195	$33,597

Reconciliation of U.S. GAAP net (loss) income per diluted share to non-GAAP net income per diluted share

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
U.S. GAAP net (loss) income per diluted share (2)	$(1.010)	$0.242	$(0.863)	$0.542
Senior management restructure (1)	0.006	—	0.022	—
Proxy fees (1)	0.010	—	0.021	—
Strategic alternative costs (1)	—	0.011	—	0.011
Point-of-sale accelerated depreciation (1)	0.059	—	0.139	—
Goodwill impairment (1)	1.061	—	1.062	—
Legal settlement (1)	(0.010)	—	(0.010)	—
Dilutive effect under if-converted method (4)	0.201	—	0.204	—
Non-GAAP net income per diluted share (3) (6)	$0.317	$0.254	$0.575	$0.553

U.S. GAAP Weighted average shares - basic	56,857	56,684	56,853	56,657
U.S. GAAP Weighted average shares - diluted	56,857	68,136	56,853	68,053
Non-GAAP Weighted average shares - diluted (4)	68,417	68,136	68,354	68,053

Notes:

(1)         Based on a year-to-date tax rate analysis, the non-GAAP tax provision was calculated to be approximately 37% for the three and six months ended December 31, 2011 for all non-GAAP operating expense adjustments, except the goodwill impairment.  The goodwill impairment had a tax benefit of approximately $5.9 million for both the three and six months ended December 31, 2011, as the charge is only partially deductible for income tax purposes. The non-GAAP tax rate for the three months ended December 31, 2011 was 25.8%. The difference between the non-GAAP effective tax rate of 25.8% for the three months ended December 31, 2011 and the rate used for the tax provision adjustments is primarily the result of application of work opportunity tax credits and the release of state tax reserves during the three months ended December 31, 2011. Based on a projected statutory effective tax rate analysis, the non-GAAP tax provision was calculated to be approximately 38% for the three and six months ended December 31, 2010 for all non-GAAP operating expense adjustments.

(2)         For the three and six months ended December 31, 2010 U.S. GAAP net income per diluted share is calculated under the if-converted method. Under the if-converted method for the three and six months ended December 31, 2010, $2.0 and $4.0 million, respectively, of after tax interest expense on the convertible debt is added to net income to determine the net income for diluted earnings per share.

(3)         For the three and six months ended December 31, 2011 and 2010 non-GAAP net income per diluted share, has been calculated under the if-converted method. For the three and six months ended December 31, 2011 and 2010, $2.1, $4.1, $2.0 and $4.0 million, respectively, of after tax interest on the convertible debt is added to the non-GAAP net income to determine the non-GAAP net income per diluted earnings per share.

(4)         Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock and convertible share equivalents. The earnings per share impact of the adjustments for the three and six months ended December 31, 2011 included 0.4 and 0.3 million, respectively of common stock equivalents and convertible share equivalents of 11.2 million, for both periods, of additional shares under the if-converted method. The impact of the adjustments described above result in the effect of the common stock equivalents and convertible share equivalents to be dilutive to the non-GAAP net income per share.

(5)         Operational operating margins for the three months ended December 31, 2011, and 2010, was 4.4% and 4.2%, respectively, and is calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

(6)         Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION

Summary of Pre-Tax, Income Taxes, and Net Income for Q2 FY12 Non-Operational Items

	Pre-Tax	Income Taxes	Net Income

Senior management restructuring	$696	$(254)	$442
Proxy fees	1,096	(404)	692
Point-of-sale accelerated depreciation	6,338	(2,315)	4,023
Goodwill impairment	78,426	(5,854)	72,572
Legal settlement	(1,098)	405	(693)
Total	$85,458	$(8,422)	$77,036

REGIS CORPORATION
 Reconciliation of reported U.S. GAAP net loss to operational EBITDA, a non-GAAP financial measure

($ In thousands)

(unaudited)

Operational EBITDA

EBITDA represents U.S. GAAP net (loss) income for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines operational EBITDA, as EBITDA excluding equity in income of affiliated companies, and identified items impacting comparability for each respective period. For the three months ended December 31, 2011, the items impacting comparability consisted of $0.7 million of pre-tax expense associated with our senior management restructuring, $1.1 million of pre-tax expense for advisory fees and other costs associated with the recent contested proxy, $78.4 million goodwill impairment charge related to our Hair Restoration Centers reportable segment, and $1.1 million of income associated with a legal settlement. The impact of the $6.3 million of pre-tax accelerated depreciation related to the point-of-sale system and the income tax provision adjustment is already included in the U.S. GAAP reported net loss income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to operational EBITDA. For the three months ended December 31, 2010, the items impacting comparability consisted $1.3 million of pre-tax expense for fees associated our exploration of strategic alternatives. The impact of the income tax provision adjustment is already included in the U.S. GAAP reported net loss income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to operational EBITDA.

	Three Months Ended
	December 31, 2011	December 31, 2010
	(Dollars in thousands)
Consolidated reported net (loss) income, as reported (U.S. GAAP)	$(57,427)	$14,505
Interest expense, as reported	7,203	8,738
Income taxes, as reported	(3,453)	5,345
Depreciation and amortization, as reported	31,695	26,197
EBITDA (as defined above)	$(21,982)	$54,785

Equity in income of affiliated companies, net of income taxes, as reported	(5,281)	(3,120)
Senior management restructuring	696	—
Proxy fees	1,096	—
Strategic alternatives costs	—	1,253
Goodwill impairment, as reported	78,426	—
Legal settlement	(1,098)	—
Operational EBITDA, non-GAAP financial measure	$51,857	$52,918

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REGIS CORPORATION’S NORTH AMERICA REPORTABLE SEGMENT

Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 ($ In thousands)

(unaudited)

	As Reported			Non-GAAP
	Three Months Ended December 31, 2011	% of Revenues	Non-Operational Adjustments (1)	Three Months Ended December 31, 2011	% of Revenues

Service	$379,694	77.1%	$—
Product	103,162	21.0	—
Royalties and fees	9,213	1.9	—
Total revenues	$492,069	100.0	$—	$492,069	100.0%

Cost of service (2)	218,547	57.6	—
Cost of product (3)	51,753	50.2	—
Site operating expenses	44,466	9.0	—
General and administrative	28,584	5.8	—
Rent	73,686	15.0	—
Depreciation and amortization	17,692	3.6	(828)	16,864	3.4
Goodwill impairment	—	—	—
Total operating expenses	$434,728	88.3	$(828)	$433,900	88.2

Operating income	$57,341	11.7	$828	$58,169	11.8

(1)          The three months ended December 31, 2011 included $0.8 million pre-tax expense for the accelerated depreciation related to our point-of-sale system.

(2)          Computed as a percent of service revenues and excludes depreciation expense.

(3)          Computed as a percent of product revenues and excludes depreciation expense.

REGIS CORPORATION’S INTERNATIONAL REPORTABLE SEGMENT

Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 ($ In thousands)

(unaudited)

	As Reported			Non-GAAP
	Three Months Ended December 31, 2011	% of Revenues	Non-Operational Adjustments (1)	Three Months Ended December 31, 2011	% of Revenues

Service	$24,331	71.4%	$—
Product	9,738	28.6	—
Royalties and fees	—	—	—
Total revenues	$34,069	100.0	$—	$34,069	100.0%

Cost of service (2)	13,122	53.9	—
Cost of product (3)	5,254	54.0	—
Site operating expenses	2,359	6.9	—
General and administrative	2,956	8.7	—
Rent	9,060	26.6	—
Depreciation and amortization	1,112	3.3	(95)	1,017	3.0
Goodwill impairment	—	—	—
Total operating expenses	$33,863	99.4	$(95)	$33,768	99.1

Operating income	$206	0.6	$95	$301	0.9

(1)          The three months ended December 31, 2011 included $0.1 million pre-tax expense for the accelerated depreciation related to our point-of-sale system.

(2)          Computed as a percent of service revenues and excludes depreciation expense.

(3)          Computed as a percent of product revenues and excludes depreciation expense.

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REGIS CORPORATION’S HAIR RESTORATION CENTERS REPORTABLE SEGMENT

Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 ($ In thousands)

(unaudited)

	As Reported			Non-GAAP
	Three Months Ended December 31, 2011	% of Revenues	Non-Operational Adjustments (1)	Three Months Ended December 31, 2011	% of Revenues

Service	$17,274	46.5%	$—
Product	19,308	52.0	—
Royalties and fees	558	1.5	—
Total revenues	$37,140	100.0	$—	$37,140	100.0%

Cost of service (2)	10,672	61.8	—
Cost of product (3)	6,462	33.5	—
Site operating expenses	1,600	4.3	—
General and administrative	8,060	21.7	—
Rent	2,224	6.0	—
Depreciation and amortization	3,249	8.7	—
Goodwill impairment	78,426	211.2	(78,426)	—	—
Total operating expenses	$110,693	298.0	$(78,426)	$32,267	86.9

Operating (loss) income	$(73,553)	(198.0)	$78,426	$4,873	13.1

(1)          The three months ended December 31, 2011 included $78.4 million pre-tax expense for the goodwill impairment related to the Company’s Hair Restoration Centers’ reportable segment.

(2)          Computed as a percent of service revenues and excludes depreciation expense.

(3)          Computed as a percent of product revenues and excludes depreciation expense.

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REGIS CORPORATION’S UNALLOCATED CORPORATE REPORTABLE SEGMENT

Reconciliation of selected U.S. GAAP to non-GAAP financial measures
 ($ In thousands)

(unaudited)

	As Reported			Non-GAAP
	Three Months Ended December 31, 2011	% of Revenues (1)	Non-Operational Adjustments (2)	Three Months Ended December 31, 2011	% of Revenues (1)

Service	$—	—%	$—
Product	—	—	—
Royalties and fees	—	—	—
Total revenues	$—	—	$—	$—	—%

Cost of service (3)	—	—	—
Cost of product (4)	—	—	—
Site operating expenses	—	—	—
General and administrative	35,466	6.3	(1,792)	33,674	6.0
Rent	503	0.1	—
Depreciation and amortization	9,642	1.7	(5,415)	4,227	0.8
Goodwill impairment	—	—	—
Total operating expenses	$45,611	8.1	$(7,207)	$38,404	6.8

Operating loss	$(45,611)	(8.1)	$7,207	$(38,404)	(6.8)

(1)          Computed as a percent of consolidated revenues.

(2)          The three months ended December 31, 2011 included $0.7 million of pre-tax expense associated with senior management restructuring, $1.1 million of pre-tax expense associated with advisory fees and other costs associated with the recent contested proxy, and $5.4 million pre-tax expense for the accelerated depreciation related to our point-of-sale system.

(3)          Computed as a percent of service revenues and excludes depreciation expense.

(4)          Computed as a percent of product revenues and excludes depreciation expense.

	As Reported			Non-GAAP
	Three Months Ended December 31, 2010	% of Revenues (1)	Non-Operational Adjustments (2)	Three Months Ended December 31, 2010	% of Revenues (1)

Service	$—	—%	$—
Product	—	—	—
Royalties and fees	—	—	—
Total revenues	$—	—	$—	$—	—%

Cost of service (3)	—	—	—
Cost of product (4)	—	—	—
Site operating expenses	—	—	—
General and administrative	31,828	5.5	(1,253)	30,575	5.3
Rent	564	0.1	—
Depreciation and amortization	4,444	0.8	—
Goodwill impairment	—	—	—
Total operating expenses	$36,836	6.4	$(1,253)	$35,583	6.2

Operating loss	$(36,836)	(6.4)	$1,253	$(35,583)	(6.2)

(1)          Computed as a percent of consolidated revenues.

(2)          The three months ended December 31, 2010 included $1.3 million of pre-tax expense associated our exploration of strategic alternatives.

(3)          Computed as a percent of service revenues and excludes depreciation expense.

(4)          Computed as a percent of product revenues and excludes depreciation expense.

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